EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We have issued our report dated September 1, 2005, accompanying the consolidated financial statements of Kentucky First Federal Bancorp, which are incorporated in the Company’s Annual Report on Form 10-K for the year ended June 30, 2005.  We hereby consent to the incorporation by reference of said report in the Company’s Form 10-K.

/s/ Grant Thornton LLP

Cincinnati, Ohio September 28, 2005